As filed with the Securities and Exchange Commission on November 21, 2000

                                                       Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                           FEDERAL-MOGUL CORPORATION
            (Exact name of Registrant as Specified in Its Charter)


                Michigan                                   38-0544580
    (State or Other Jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)                    Identification No.)

    26555 Northwestern Highway, Southfield, Michigan          48034
       (Address of Principal Executive Offices)             (Zip Code)


          Federal-Mogul Corporation Employee Stock Purchase Program
                           (Full Title of the Plan)

                            David M. Sherbin, Esq.
                      Deputy General Counsel & Secretary
                           Federal-Mogul Corporation
                          26555 Northwestern Highway
                          Southfield, Michigan  48034
                    (Name and Address of Agent for Service)

  Telephone Number, Including Area Code, of Agent for Service: (248) 354-7700

                                   Copy to:
                                 Mark A. Metz
                              Dykema Gossett PLLC
                            400 Renaissance Center
                         Detroit, Michigan 48243-1668

                        CALCULATION OF REGISTRATION FEE

================================================================================

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Title of Securities    Amount To Be    Proposed Maximum     Proposed Maximum         Amount of
 to be Registered       Registered      Offering Price     Aggregate Offering     Registration Fee
                                           Per Share             Price
----------------------------------------------------------------------------------------------------
   Common Stock          170,000            $3.34*             $567,000*             $149.90*
----------------------------------------------------------------------------------------------------

*Estimated solely for purposes of computing the Registration Fee, at $3.34 per share, the average price for shares of the Common Stock on November 10, 2000, as reported on the New York Stock Exchange, pursuant to Rule 457(h).

**The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. The Registration Statement shall cover any such additional shares in accordance with Rule 416(a). The registered shares also include the associated preferred stock purchase rights which attach to each new share of common stock.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Federal-Mogul Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

          (c) The Company's Current Report on Form 8-K filed September 19, 2000; and

          (d) The description of the Common Stock of the Company contained in the Prospectus forming a part of the Company's Registration Statement on Form S-3, No. 333-74661, filed under the Securities Exchange Act of 1934.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock covered by this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          David M. Sherbin, the Company's Deputy General Counsel & Secretary, has rendered an opinion with respect to the shares registered hereunder. As of the date hereof, Mr. Sherbin owns 500 shares and options to purchase an additional 7,100 shares.

Item 6.   Indemnification of Directors and Officers.

          Michigan Business Corporation Act

          The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

          The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

          The MBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. The Company has obtained a policy of directors' and officers' liability insurance.

          The MBCA further permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. However, the MBCA does not eliminate or limit the liability of a director for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA; or (iv) an intentional criminal act.

          Articles of Incorporation of the Registrant

          The Company's Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. As a result of the inclusion of such provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

          Bylaws of the Registrant

          The Company's Bylaws generally require the Company to indemnify officers and directors to the fullest extent legally possible under the MBCA and provide that similar indemnification may be afforded employees and agents. In addition, the Bylaws require the Company to indemnify any person who is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, to the same degree as the foregoing indemnification of directors and officers.

          The Company's Bylaws further provide for the advancement of litigation expenses at the request of a director or officer under certain circumstances. Directors and officers are entitled to bring suit against the Company for failure to make a requested indemnification and the Company has the burden of proof to show such indemnification to be improper.

Item 7.   Exemption from Registration Claimed.

          Not Applicable

Item 8.   Exhibits.

          The following exhibits are filed with this Registration Statement:

          5 Opinion of David M. Sherbin, Esq. with respect to the legality of the Common Stock to be registered hereunder.

          23.1 Consent of Ernst & Young LLP

          23.2 Consent of David M. Sherbin, Esq. (contained in Exhibit 5)

          24   Power of Attorney (see "Signatures")
          99   Federal-Mogul Corporation Employee Stock Purchase Program

Item 9.   Undertakings.

          (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) or the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on November 21, 2000.

                              FEDERAL-MOGUL CORPORATION



                              By: /s/ Robert S. Miller, Jr.
                                  ---------------------------------------------
                                  Robert S. Miller, Jr.
                                  Chairman and Interim Chief Executive Officer


                               POWER OF ATTORNEY

     Each of the undersigned whose signature appears below hereby constitutes and appoints James Zamoyski and David M. Sherbin, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 21, 2000.


                                    Title


/s/ Robert S. Miller, Jr.           Chairman and Interim Chief Executive Officer
---------------------------------
Robert S. Miller, Jr.               (Principal Executive Officer)

/s/ Michael L. Pape                 Vice President and Controller
--------------------------------
Michael L. Pape                     (Principal Financial and Accounting Officer)

/s/ John J. Fannon                  Director
--------------------------------
John J. Fannon

/s/ Roderick M. Hills               Director
--------------------------------
Roderick M. Hills

/s/ Paul Scott Lewis                Director
--------------------------------
Paul Scott Lewis

/s/ John C. Pope                    Director
--------------------------------
John C. Pope

/s/ Sir Geoffrey Whalen C.B.E.      Director
--------------------------------
Sir Geoffrey Whalen C.B.E.

                               INDEX TO EXHIBITS


Exhibit
Number                              Description

  5 Opinion of David M. Sherbin, Esq. with respect to the legality of the Common Stock to be registered hereunder.

 23.1     Consent of Ernst & Young LLP

 23.2     Consent of David M. Sherbin, Esq. (contained in Exhibit 5)

  24      Power of Attorney (see "Signatures")

  99      Federal-Mogul Corporation Employee Stock Purchase Program